Exhibit 99.1

Media Contact: Kevin Donovan 603-501-5240 kdonovan@bottomline.com

Bottomline Plans Filing of Shelf Registration Statement

PORTSMOUTH, N.H. – May 23, 2011 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of collaborative payment, invoice and document automation solutions, today announced that it intends to file a universal shelf registration statement with the Securities and Exchange Commission to register the offer and sale of a range of securities, including common stock and various other forms of equity and debt.

The registration statement is intended to give Bottomline future flexibility to take advantage of financing opportunities when market conditions are favorable. Bottomline intends to use any funds it raises under the registration statement to fund working capital, acquisitions and other capital or operating needs. There can be no assurance as to whether or when any offering under the registration statement will be completed or as to the amount and type of securities that may be sold. The terms of any offering under the registration statement will be determined at the time of the offering.

The registration statement will also register shares of Bottomline common stock issuable pursuant to a warrant issued by Bottomline in connection with a prior acquisition, as required by a registration rights agreement between Bottomline and the warrant holder. The warrant is exercisable for 1,000,000 shares of Bottomline common stock and provides that, subject to certain exceptions, the warrant holder may not sell shares issued to it upon exercise of the warrant in an amount in excess of 200,000 shares per month.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides collaborative payment, invoice and document automation solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust these solutions to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names may be trademarks of their respective owners.

Cautionary Language

Any statements in this press release about future plans, intentions, or expectations, including statements about the filing and use of the shelf registration statement, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual events may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the factors that could affect Bottomline’s filing and use of the registration statement are financial market conditions, Bottomline’s financial results, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline’s financial results, refer to the Company’s Form 10-K for the fiscal year ended June 30, 2010 and any subsequently filed Form 10-Qs, Form 8-Ks or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.